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                                                                  Exhibit (a)(1)


                                 CODE OF ETHICS
              FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS
                   OF THE FLEX-FUNDS AND MEEDER ADVISOR FUNDS

     This Code of Ethics for Principal Executive and Senior Financial Officers (referred to in this document as the "Code") has been adopted by The Flex-funds and Meeder Advisor Funds (each referred to herein as the "Company"), on behalf of their respective series (individually, a "Fund" and collectively, the "Funds") to effectuate compliance with Section 406 under the Sarbanes-Oxley Act of 2002 and the rules adopted pursuant to Section 406.

     This Code applies to the Company's principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions ("Covered Officers"). A listing of positions currently within the ambit of Covered Officers is attached as EXHIBIT A./1/

1.   Purpose of the Code

     This Code sets forth standards and procedures that are reasonably designed to deter wrongdoing and promote:

     . honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     . full, fair, accurate, timely, and understandable disclosure in reports and documents that a Fund files with, or submits to, the U.S. Securities and Exchange Commission ("SEC") and in other public communications made by the Company;

     .    compliance with applicable governmental laws, rules and regulations;

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/1/  The obligations imposed by this Code on Covered Officers are separate from and in addition to any obligations that may be imposed on such persons as Covered Persons under the Code of Ethics adopted by the Company, under Rule 17j-1 of the Investment Company Act of 1940, as amended, and any other code of conduct applicable to Covered Officers in whatever capacity they serve. This Code does not incorporate by reference any provisions of the Rule 17j-1 Code of Ethics and accordingly, any violations or waivers granted under the Rule 17j-1 Code of Ethics will not be considered a violation or waiver under this Code.

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     .    the prompt internal reporting of violations of this Code to the Code
          Administrator identified below; and

     .    accountability for adherence to this Code.

     In general, the principles that govern honest and ethical conduct, including the avoidance of conflicts of interest between personal and professional relationships, reflect, at the minimum, the following: (1) the duty at all times in performing any responsibilities as the Company financial officer, accountant or principal executive officer to place the interests of the Company ahead of personal interests; (2) the fundamental standard that Covered Officers should not take inappropriate advantage of their positions; (3) the duty to assure that the Company's financial statements and reports to its shareholders are prepared honestly and accurately in accordance with applicable rules, regulations and accounting standards; and (4) the duty to conduct the Company's business and affairs in an honest and ethical manner. Each Covered Officer should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

     Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Company and Meeder Asset Management, Inc. ("MAM") of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Company or MAM, or for both), be involved in establishing policies and implementing decisions that will have different effects on MAM and the Company. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Company and MAM and is consistent with the performance by the Covered Officers of their duties as officers of the Company. Thus, if performed in conformity with the provisions of the Investment Company Act of 1940 and the Investment Advisers Act of 1940, such activities will be deemed to have been handled ethically. Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act of 1940 and the Investment Advisers Act of 1940. This Code provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Company.

2.   Prohibitions

     The specific provisions and reporting requirements of this Code are concerned primarily with promoting honest and ethical conduct and avoiding conflicts of interest in personal and professional relationships. No Covered Officer may use information concerning the business and affairs of a Fund, including the investment intentions of a Fund, or use his or her ability to influence such investment intentions, for personal gain to himself or herself, his or her family or friends or any other person or in a manner detrimental to the interests of a Fund or its shareholders.

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     No Covered Officer may use his or her personal influence or personal relationships to influence the preparation and issuance of financial reports of a Fund whereby the Covered Officer would benefit personally to the detriment of the Fund and its shareholders.

     No Covered Officer shall intentionally for any reason take any action or fail to take any action in connection with his or her official acts on behalf of a Fund that causes the Fund to violate applicable laws, rules and regulations.

     No Covered Officer shall, in connection with carrying out his or her official duties and responsibilities on behalf of a Fund:

     (i) employ any device, scheme or artifice to defraud a Fund or its shareholders;

     (ii) intentionally cause a Fund to make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in its official documents, regulatory filings, financial statements or communications to the public;

     (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any Fund or its shareholders;

     (iv)   engage in any manipulative practice with respect to any Fund;

     (v) use his or her personal influence or personal relationships to influence any business decision, investment decisions, or financial reporting by a Fund whereby the Covered Officer would benefit personally to the detriment of the Fund or its shareholders;

     (vi) intentionally cause a Fund to fail to comply with applicable laws, rules and regulations, including failure to comply with the requirement of full, fair, accurate, understandable and timely disclosure in reports and documents that a Fund files with, or submits to, the SEC and in other public communications made by the Fund;

     (vii) intentionally mislead or omit to provide material information to a Fund's independent auditors or to the Company's Board of Trustees or the officers of the Company or its investment adviser in connection with financial reporting matters;

     (viii) fail to notify the Code Administrator promptly if he or she becomes aware of any existing or potential violations of this Code or applicable laws;

     (ix) retaliate against others for, or otherwise discourage the reporting of, actual or apparent violations of this Code; or

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     (x)  fails to acknowledge or certify compliance with this Code if requested to do so.

3.   Designated Persons Under the Code

     As set forth in greater detail below, the Covered Officers shall report to either: (i) the Code Administrator or (ii) if the Covered Person is the Principal Executive Officer, the Chairman of the Audit Committee of the Board of Trustees of the Company (the "Audit Committee Chairman") (the "Code Administrator" and the "Audit Committee Chairman" hereinafter referred to collectively as the "Designated Persons," and singly as the "Designated Person," as appropriate).

4. Roles and Responsibilities of the Designated Persons and the Independent Trustees

     As discussed in greater detail below, given the seniority of the Covered
Officers:

     (a) the Code Administrator shall be responsible for conducting investigations of prospective and past conduct or activity by Covered Officers (other than the Principal Executive Officer of the Company) brought to the attention of the Code Administrator, and:

          i. with respect to such prospective conduct or activity, also shall be responsible for making a final determination whether or not such conduct or activity will violate this Code;

          ii. with respect to such past conduct or activity, also shall be responsible for making a preliminary determination whether or not such conduct or activity has violated this Code; and

          iii. with respect to such prospective and past conduct or activity, also shall be responsible for making a preliminary determination whether or not to grant a waiver to the Covered Officer for such conduct or activity;

     (b) the Code Administrator promptly shall report to the Trustees of the Company who are not "interested persons" of the Company, as that term is defined in Section 2(a)(19) of the 1940 Act (hereinafter, the "Independent Trustees"):

          i. his or her preliminary determination whether or not any such past conduct or activity has violated this Code and any recommended sanction, as appropriate; and

          ii. his or her preliminary determination whether or not any such prospective or past conduct or activity should be the subject of a waiver;

     (c) the Audit Committee Chairman shall be responsible for conducting investigations of prospective and past conduct by the Principal Executive Officer of the Company brought to the attention of the Audit Committee Chairman, and:

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          i.   with respect to such prospective conduct or activity, also shall be responsible for making a final determination whether or not such conduct or activity will violate this Code;

          ii. with respect to such past conduct or activity, also shall be responsible for making a preliminary determination whether or not such conduct or activity has violated this Code; and

          iii. with respect to such prospective and past conduct or activity, also shall be responsible for making a preliminary determination whether or not to grant a waiver to the CEO for such conduct or activity;

     (d)  the Audit Committee Chairman promptly shall report to the Independent
Trustees:

          i. his or her preliminary determination whether or not any such past conduct or activity has violated this Code and any recommended sanction, as appropriate; and

          ii. his or her preliminary determination whether or not any such prospective or past conduct or activity should be the subject of a waiver;

     (e) the Independent Trustees shall be solely responsible for promptly determining whether or not: (a) to accept the preliminary determinations made by the Designated Person with respect to past conduct or activity of the Covered Officer (including the Principal Executive Officer of the Company); and (b) to grant waivers under this Code and these determinations of the Independent Trustees shall be final;

     (f)  the Independent Trustees further shall be solely responsible for:

          i. taking all necessary and appropriate disciplinary or preventive action(s) (necessary and appropriate disciplinary or preventive actions(s) may include a letter to censure, suspension, dismissal, or, in the event of criminal or other serious violations of law, notification to the SEC and/or appropriate law enforcement authorities) in regard to any existing, actual, or potential violation of this Code by any Covered Officer including the Principal Executive Officer of the Company); and

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          ii.  assuring that any changes to or waivers (or implicit waivers/2/)
               of this Code, to the extent required, shall be disclosed on Form N-CSR, as provided by SEC rules; and

     (g) all determinations, both preliminary and final, made by the Designated Persons and Independent Trustees shall be in writing.

5.   Reporting Requirements

     (a) Each Covered Officer shall, upon becoming subject to this Code, be provided with a copy of this Code and shall affirm in writing that he or she has received, read, understands and shall adhere to this Code.

     (b) At least annually, all Covered Officers shall be provided with a copy of this Code and shall certify that they have read and understand this Code and recognize that they are subject thereto.

     (c) At least annually, all Covered Officers shall certify that they have complied with the requirements of this Code and that they have disclosed or reported any violations of this Code to the Code Administrator.

     (d) The Code Administrator shall submit a quarterly report to the Board of Trustees of the Company containing (i) a description of any report of a conflict of interest or apparent conflict and the disposition thereof; (ii) a description of any request for a waiver from this Code and the disposition thereof; (iii) any violation of the Code that has been reported or found and the sanction imposed; (iv) interpretations issued under the Code by the Code Administrator; and (v) any other significant information arising under the Code including any proposed amendments.

     (e) Each Covered Officer shall notify the Designated Person promptly if he or she knows of or has a reasonable belief that any violation of this Code has occurred or is likely to occur. Failure to do so is itself a violation of this Code.

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/2/ An "implicit waiver" is the failure to take action within a reasonable period of time regarding a material departure from a provision of this Code that has been made known to the Designated Person.

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6.   Annual Renewal

     At least annually, the Board of Trustees of the Company shall review the Code and determine whether any amendments are necessary or desirable, and shall consider whether to renew and/or amend the Code.

7.   Administration and Construction

     (a) The administration of this Code of Ethics shall be the responsibility of MAM's General Counsel as the "Code Administrator" of this Code, acting under the terms of this Code and the oversight of the Trustees of the Company.

     (b)  The duties of such Code Administrator will include:

          (i) Continuous maintenance of a current list of the names of all Covered Officers;

          (ii) Furnishing all Covered Officers a copy of this Code and initially and periodically informing them of their duties and obligations thereunder;

          (iii) Maintaining or supervising the maintenance of all records required by this Code, including records of waivers granted hereunder;

          (iv) Issuing interpretations of this Code which appear to the Code Administrator to be consistent with the objectives of this Code and any applicable laws or regulations;

          (v) Conducting such inspections or investigations as shall reasonably be required to detect and report any violations of this Code, with his or her recommendations, as specified herein.

          (vi) Periodically conducting educational training programs as needed to explain and reinforce the terms of this Code.

     (c) In carrying out the duties and responsibilities described under this Code, the Designated Person may consult with legal counsel, who may include legal counsel to the applicable Company, and such other persons as the Designated Person shall deem necessary or desirable. The Designated Person shall be protected from any liability hereunder or under any applicable law, rule or regulation, for decisions made in good faith based upon his or her reasonable judgment.

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8.   Required Records

     The Code Administrator shall maintain and cause to be maintained in an easily accessible place, the following records for the period required by applicable SEC rules (currently six years following the end of the fiscal year of the Company in which the applicable event or report occurred):

     (a)  A copy of any Code which has been in effect during the period;

     (b) A record of any violation of any such Code and of any action taken as a result of such violation, during the period;

     (c) A copy of each annual report pursuant to the Code made by a Covered Officer during the period;

     (d) A copy of each report made by a Designated Person pursuant to this Code during the period;

     (e) A list of all Covered Officers who are or have been required to make reports pursuant to this Code during the period, plus those person(s) who are or were responsible for reviewing these reports;

     (f) A record of any request to waive any requirement of this Code, the decision thereon and the reasons supporting the decision; and

     (g) A record of any report of any conflict of interest or appearance of a conflict of interest received by the Designated Person or discovered by the Designated Person during the period, the decision thereon and the reasons supporting the decision.

9.   Amendments and Modifications

     This Code may not be amended or modified except by an amendment in writing which is approved or ratified by a majority vote of the Independent Trustees of the Company.

10.  Confidentiality

     This Code is identified for the internal use of each Company and MAM. Reports and records prepared or maintained under this Code are considered confidential and shall be maintained and protected accordingly to the extent permitted by applicable laws, rules and regulations. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Trustees of the Company and their counsel, the independent auditors of the Company and/or MAM, and to MAM, except as such disclosure may be required pursuant to applicable judicial or regulatory process.

Dated as of: February 5, 2004

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                                                                       Exhibit A


          POSITIONS COVERED BY THIS CODE OF ETHICS FOR SENIOR OFFICERS

The Flex-funds
Meeder Advisor Funds

Principal Executive Officer
Principal Financial Officer, Principal Accounting Officer and Treasurer

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